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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Silicon Valley Bancshares:

    We consent to the incorporation by reference in the registration statement on Form S-3 (relating to the Proposed Trust Preferred Securities Offering of Silicon Valley Bancshares and SVB Capital I), of Silicon Valley Bancshares of our report dated January 15, 1998, relating to the consolidated balance sheets of Silicon Valley Bancshares and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of Silicon Valley Bancshares.

    In addition, we consent to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG PEAT MARWICK LLP

San Jose, California
April 29, 1998